Exhibit 77Q1 - Additional Items

Item 15
Brown Brothers Harriman & Co. Global Subcustodian Network
July 2012
Market	Subcustodian	Zip Code
Australia	HSBC Bank Australia Limited	2000
Austria	Deutsche Bank AG Vienna Branch	1010
Bahrain	HSBC Bank Middle East Limited, Bahrain Branch	428
Bangladesh	Standard Chartered Bank, Bangladesh Branch	1000
Belgium	BNP Paribas Securities Services, Paris Branch	93500
Bermuda	HSBC Bank Bermuda Limited	HM11
Botswana	Stanbic Bank Botswa N/A Ltd	Not Applicable
Brazil	Citibank N.A., São Paulo	01311-920
Bulgaria	ING Bank, N.V., Sofia Branch	1404
Canada	RBC Dexia Investor Services Trust (RBC Dexia)	M5V 3L3
Chile	Banco de Chile	7550611
China	Standard Chartered Bank (China) Limited	200120
Colombia	Cititrust Colombia, S.A. Sociedad Fiduciaria	Not Applicable
Cyprus	BNP Paribas Securities Services, Athens Branch	115 28
Czech Republic	Citibank Europe plc	158 02
Denmark	Skandinaviska Enskilda Banken AB (publ)	DK-1014
Egypt	Citibank, N.A., Cairo Branch	11511
Estonia	Swedbank AS	FI-00020 NORDEA
Finland	Nordea Bank Finland Plc	FI-00020 NORDEA
France	BNP Paribas Securities Services S.A., Paris Branch	93500
Germany	Deutsche Bank AG, Frankfurt	D-65760
Ghana	Standard Chartered Bank Ghana Limited	00233
Greece	HSBC Bank Plc, Athens Branch	11526
Hong Kong	Hongkong & Shanghai Banking Corporation (HSBC)	Not Applicable
Hungary	UniCredit Bank Hungary ZRT	HU-1054
India	Citibank, N.A., Mumbai Branch	400 051
	Hongkong & Shanghai Banking Corporation (HSBC), India Branch	400 0057
Indonesia	Citibank, N.A., Jakarta Branch	12190
Ireland	Citibank N.A., London Branch	E14 5LB
Israel	Bank Hapoalim BM	66883
Italy	BNP Paribas Securities Services, Milan Branch	20123
Japan	Bank of Tokyo-Mitsubishi UFJ Ltd	103-0021
Jordan	HSBC Bank Middle East Limited, Jordan Branch	11190
Kenya	CfC Stanbic Bank Ltd	00200
Lebanon	HSBC Bank Middle East Limited, Lebanon Branch	Not Applicable
Luxembourg	Kredietbank Luxembourg	L-2955
Malaysia	Standard Chartered Bank Malaysia Berhad	50250
Mauritius	Hongkong & Shanghai Banking Corporation (HSBC), Mauritius Branch	Not Applicable
Mexico	Banco Nacional de Mexico, S.A. (Banamex)	1210
Morocco	Citibank Maghreb	20190
Namibia	Standard Bank Namibia Limited	Not Applicable
Netherlands	BNP Paribas Securities Services, Paris Branch	93500
New Zealand	Hongkong & Shanghai Banking Corporation (HSBC), New Zealand Branch	1010
Nigeria	Stanbic IBTC Bank Plc	101007
Norway	Nordea Bank Norge ASA	NO-0107
Oman	HSBC Bank Middle East Limited, Oman Branch	PC 112
Pakistan	Standard Chartered Bank (Pakistan) Limited	74000
Peru	Citibank del Peru S.A.	27
Philippines	Hongkong & Shanghai Banking Corporation (HSBC), Philippine Branch	1200
Poland	Bank Handlowy w Warszawie SA	00-923
	Bank Polska Kasa Opieki SA	02-091
Portugal	BNP Paribas Securities Services S.A., Paris Branch	93500
Romania	ING Bank N.V., Bucharest Branch	11745
Russia	ZAO Citibank	125047
Singapore	Standard Chartered Bank, Singapore branch	18981
Slovakia	ING Bank NV, Bratislava Branch	811 02
Slovenia	UniCredit Banka Slovenija d.d.	SI-1000
South Africa	Standard Bank of South Africa Limited	2001
South Korea	Citibank Korea Inc.	100-180
Spain	Société Générale Sucursal en España S.A.	28016
Sri Lanka	Hongkong & Shanghai Banking Corporation (HSBC), Sri Lanka Branch	Not Applicable
Swaziland	Standard Bank Swaziland	H101
Sweden	Skandinaviska Enskilda Banken AB (publ)	SE-106 40
Switzerland	UBS AG	CH-8098
Taiwan	Standard Chartered Bank (Taiwan) Ltd.	105
Thailand	Hongkong & Shanghai Banking Corporation (HSBC), Thailand Branch	10500
Transnational	Brown Brothers Harriman & Co.	10005-1101
Turkey	Citibank Anonim Sirkiti	34394
United Arab Emirates (ADX, DFM and NASDAQ Dubai)	HSBC Bank Middle East Limited (DIFC) branch	337-1500
United Kingdom	HSBC Bank Plc	E14 5HQ
Uruguay	Banco Itaú Uruguay S.A.	11000
Venezuela	Citibank, N.A., Caracas Branch	1050
Zambia	Stanbic Bank Zambia Ltd.	10101
Zimbabwe	Stanbic Bank Zimbabwe Limited	Not Applicable